Exhibit 10.10

EDGEN CORPORATION INCENTIVE PLAN

Adopted February 1, 2005

1.             Purpose of the Plan

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining valued employees by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such employees.

2.             Definitions

2.1             “Approved Sale” means an Approved Sale as that term is defined in the Securities Holders Agreement.

2.2             “Award” means an award of Restricted Stock under the Plan.

2.3             “Award Agreement” means the Agreement between the Company and a Holder pursuant to which an Award is granted and which specifies the terms and conditions of that Award, including the vesting requirements applicable to that Award.

2.4             “Board” means the Board of Directors of the Company.

2.5             “Cause” means

(a)           a conviction of, a plea of nolo contendere, a guilty plea or confession by the Employee to an act of fraud, misappropriation or embezzlement or to a felony;

(b)           the commission of a fraudulent act or practice by the Employee affecting the Company or its Subsidiaries;

(c)           the willful failure by the Employee to follow the directions of the Board;

(d)           the Employee’s habitual drunkenness or use of illegal substances, each as determined in the reasonable discretion of the Board;

(e)           the material breach by the Employee of the Employee’s employment agreement with the Company or its Subsidiaries, if any; or

(f)            an act of gross neglect or gross or willful misconduct that relates to the affairs of the Company or its Subsidiaries, which the Board, in its reasonable discretion, deems to be good and sufficient cause; provided, that if the Employee shall receive a Termination Notice with respect to a termination for Cause pursuant to Sections 2.4(c), 2.4(e) and/or 2.4(f), then the Employee shall have thirty (30) days following receipt of the Termination Notice to cure the breach specified therein, if capable of being cured, to the reasonable satisfaction of the Board prior to the Employee’s employment being terminated for Cause pursuant thereto; provided, however, the Employee shall have the right to cure any such breach only one (1) time in any twelve (12) month period.

2.6             “Change in Control” means the sale of the Company in an Approved Sale or by any other, merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise in one transaction or a series of related transactions to a person or persons (other than to funds managed by Jefferies Capital Partners or to any person, persons or entities affiliated therewith), pursuant to which such person or persons (together with its affiliates) acquires (i) securities representing at least a majority of the voting power of all securities of the Company including securities convertible, exchangeable or exercisable for or into voting securities of the Company, assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into voting securities, or (ii) all or substantially all of the consolidated assets of the Company.  The determination of whether a Change in Control has occurred shall be made by the Board in its sole discretion.

2.7             “Code” means the Internal Revenue Code of 1986, as amended.

2.8             “Committee” means the Board or a committee of Board members designated by the Board to administer the Plan under Section 4.

2.9             “Common Stock” means the Common Stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Section 7.

2.10           “Company” means Edgen Corporation, a Nevada corporation, or any successor corporation.

2.11           “EBITDA” means for any given year, the Company’s earnings before interest, income taxes, depreciation and amortization as determined after payment of bonuses, if any, but adjusted for purchase accounting or any other items that are considered unique, or likely to affect only one accounting period (unique or “one time” charges are charges for which, under generally accepted accounting principles consistently applied, an adjustment to EBITDA would be considered proper), as determined by the Board, in its sole discretion, based on the audited financial statements for such year.

2.12           “Employee” means an officer or other key employee of the Company or a Subsidiary, including a director who is such an employee.

2.13           “Equity Value” of the Company means the amount, in dollars, obtained by multiplying the Company’s EBITDA for the Company’s calendar year accounting period immediately preceding the date as of which Equity Value is to be determined, by the number 5.76, and subtracting from that product (a) all Indebtedness for Borrowed Money of the Company and its Subsidiaries outstanding on the last day of that same accounting period, (b) the aggregate liquidation preferences (including accrued but unpaid dividends) of all shares of any equity security of the Company or any Subsidiary that, in the event of the Company’s liquidation, entitles the holders of such securities to be paid before the holders of Common Stock and that are outstanding on the last day of that same accounting period, offset by (c) the amount of cash and cash equivalents on the Company’s balance sheet on the last day of that same accounting period.

2.14           “Fair Market Value” means, on any given date, if the Company’s Common Stock is not Publicly Traded, the value of a share of Common Stock determined by the Committee by dividing (a) the Company’s Equity Value, as determined as of the end of the Company’s most recent fiscal year, as adjusted by the Committee, in its sole discretion, in good faith, for changes in that Equity Value occurring since the end of the Company’s most recently ended fiscal year by (b) the number of shares of Common Stock, including any restricted stock, actually issued and outstanding as of that same date.  If the Company’s Common Stock is Publicly Traded, “Fair Market Value” means (c) if the Common Stock is listed on an established stock exchange or exchanges, the closing price of Common Stock on the principal exchange on which it is traded on such date, or if no sale was made on such date on such principal exchange, on the last preceding day on which the Common Stock was traded or (d) if the Common Stock is not then listed on an exchange, but is quoted on NASDAQ or a similar quotation system, the closing price per share for the Common Stock as quoted on NASDAQ or similar quotation system on such date.

2.15           “Holder” means an Employee to whom an Award is made.

2.16           “Indebtedness for Borrowed Money” means (a) all indebtedness of the Company and its Subsidiaries for borrowed money, whether current or funded, secured or unsecured, (b) all indebtedness of the Company and its Subsidiaries for deferred purchase price of property or services represented by a note or other security, (c) all indebtedness of the Company and its Subsidiaries created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company or its Subsidiaries, even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, (d) all indebtedness of the Company and its Subsidiaries secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) all obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which the Company or its Subsidiaries are liable as lessee, (f) any liability of the Company or its Subsidiaries in respect of banker’s acceptances or letters of credit and (g) all indebtedness referred to in clause (a) through (f) above which is directly or indirectly guaranteed by the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries has agreed, contingently or otherwise, to purchase or otherwise to acquire or in respect of which it has otherwise assured a creditor against loss.

2.17           “Indenture” means the 9 7/8% Senior Secured Notes due 2011, under the Company’s offering circular dated February 1, 2005, and/or any subsequent offering by the Company of publicly or privately held debt securities.

2.18           “1934 Act” means the Securities Exchange Act of 1934, as amended.

2.19           “Plan” means the Edgen Corporation Incentive Plan herein set forth, as amended from time to time.

2.20           “Per Share Equity Value” means the per share amount, in dollars, derived by dividing the Equity Value of the Company as the last day of the Company’s fiscal year ending immediately before the date on which Per Share Equity Value is to be determined by the number of shares of Common Stock, including any restricted stock, actually issued and outstanding as of that same date.

2.21           “Publicly Traded” means that the Company’s Common Stock is listed on an established stock exchange or exchanges, or is quoted on NASDAQ or a similar quotation system

2.22           “Restricted Stock” means Common Stock awarded by the Committee under Section 6 of the Plan.

2.23           “Restriction Period” means the period during which Restricted Stock awarded under Section 6 of the Plan is subject to forfeiture.  The Restriction Period shall not lapse with respect to any Restricted Stock until all conditions imposed under Sections 6.4 or6.5, or otherwise under this Plan and the Award Agreement, have been satisfied.

2.24           “Securities Holders Agreement” means the Securities Holders Agreement by and among Edgen Acquisition Corporation, ING Furman Selz Investors III L.P.,

ING Barings Global Leveraged Equity Plan Ltd., ING Barings U.S. Leveraged Equity Plan LLC and Other Named Investors, dated as of February 1, 2005.

2.25           “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any subsequent parent of the Company) if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.26           “Termination Notice” means a written notice delivered by the Company to an Employee specifying that the Company has terminated the Employee’s employment.

3.             Eligibility

Any Employee is eligible to receive an Award.

4.             Administration and Implementation of Plan

4.1             The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Employees to whom Awards will be granted, in determining whether, and to what extent, Awards may be transferable by the Holder, in determining the amount of Awards to be granted to each such Employee, in determining the terms and conditions of Awards granted under the Plan and in determining the terms of the Award Agreements that will be entered into with Holders.

4.2             The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes to such regulations as it shall, from time to time, deem advisable.  Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all actions taken by the Committee, shall be final and binding on Holders.

4.3             The Committee may amend any outstanding Awards without the consent of the Holder to the extent it deems appropriate; provided however, that in the case of amendments adverse to the Holder, the Committee must obtain the Holder’s consent to any such amendment.

5.             Shares of Stock Subject to the Plan

5.1             Subject to adjustment as provided in Section 7, the total number of shares of Common Stock available for Awards under the Plan shall be 300,000 shares.

5.2             Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan.  Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.  If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan.

6.             Restricted Stock

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Employee, which shares are subject to forfeiture during a Restriction Period upon the happening of specified events or as result of the failure to meet financial targets or performance goals or satisfy other conditions specified in the Award Agreement.  Such an Award shall be subject to the following terms and conditions:

6.1             Restricted Stock shall be evidenced by Award Agreements.  Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

6.2             Upon determination of the number of shares of Restricted Stock to be granted to the Holder, the Committee shall direct that a certificate or certificates representing that number of shares of Common Stock be issued to the Holder with the Holder designated as the registered owner.  The certificate(s) representing such shares shall bear appropriate legends as to sale, transfer, assignment, pledge or other encumbrances to which such shares are subject, both during the Restriction Period and thereafter under the Securities Holders Agreement, and shall be deposited by the Holder, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period.

6.3             During the Restriction Period the Holder shall have the right to receive the Holder’s allocable share of any cash dividends declared by the Company on its Common Stock and to vote the shares of Restricted Stock.

6.4             The Committee may condition the expiration of the Restriction Period upon: (i) the Employee’s continued service over a period of time with the Company or its Subsidiaries, (ii) the Company’s attainment of specified financial targets, (iii) the achievement by the Employee, the Company or its Subsidiaries of any other performance goals set by the Committee, or (iv) any combination of the above conditions, as specified in the Award Agreement.  If the specified conditions are not attained, the Holder shall forfeit the portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock shall be forfeited to the Company.

6.5             The Award Agreement shall specify the duration of the Restriction Period and the financial, performance, employment, termination of employment or other conditions under which the Restricted Stock may be forfeited to the Company.  At the end of the Restriction Period, when all such conditions have been satisfied, the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by the Committee, and any legend described in Section 6.2 that is then no longer applicable, shall be removed and such number of shares delivered to the Holder (or, where appropriate, the Holder’s legal representative).  The Board may, in its sole discretion, modify or accelerate the vesting and delivery of shares of Restricted Stock.

6.6             An Employee who is awarded Restricted Stock shall, regardless of whether the Restriction Period with regard to such Award has lapsed, be bound by the Securities Holders Agreement to the same extent as would a Management Investor, as that term is defined in the Securities Holders Agreement.  Accordingly, any Restricted Stock issued under the Plan shall be held, transferred, sold or otherwise disposed of only in accordance with the Securities Holders Agreement. Without limiting the generality of the foregoing, each Holder shall follow the provisions set forth in the Securities Holders Agreement with regard to an Approved Sale, as well as be bound by any transfer restrictions, tag along rights, restrictive covenants and other obligations delineated in the Securities Holders Agreement.  Any amendment to the Securities Holders Agreement that effects a provision contained herein shall be deemed to be an amendment to the Plan.

6.7             Upon a Change in Control, and subject to the exercise of the Board’s discretion to vest all Awards under Section 6.5, any then outstanding Awards shall be treated as provided in the applicable Award Agreement.

6.8             Unless specifically provided otherwise in an Award Agreement, upon a termination of a Holder’s employment for any reason, the Holder shall forfeit any unvested Restricted Stock, i.e., any Restricted Stock with respect to which the Restriction Period has not lapsed.

6.9             Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, upon a termination of the Holder by the Company (or its Subsidiaries) for Cause, the Holder shall forfeit any Restricted Stock issued under the Plan, regardless of whether such Restricted Stock is vested and otherwise free from restriction.

7.             Adjustments upon Changes in Capitalization

In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders other than a cash dividend, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Plan and any other adjustments to outstanding Awards as it determines appropriate.

8.             Effective Date, Termination and Amendment

The Plan shall become effective on February 1, 2005 and shall remain in full force and effect until the earlier of ten years from the date of its adoption by the Board, or the date it is terminated by the Board.  The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that any such termination of the Plan shall not affect Awards outstanding under the Plan at the time of termination.

9.             Repurchase of Vested Awards

9.1             If the Company or its Subsidiary terminates the Holder’s employment with the Company and its Subsidiaries for any reason other than for Cause, including death or disability, and the Company’s Common Stock is not Publicly Traded, then the Company shall be obligated to repurchase all of the Holder’s Restricted Stock that, as of the date of such termination, is vested.  The purchase price paid by the Company shall be the Fair Market Value of the Common Stock as of the date of the Holder’s termination of employment.  The Company must deliver such purchase price to the Holder within 180 days of the Employee’s termination from employment.  Notwithstanding the foregoing, the Company’s obligation to deliver payment for the Holder’s Restricted Stock that the Company is obligated to purchase under this Section 9.1 shall be suspended, if the Board, in its sole discretion, determines that such payment would result in the Company’s violation of its Indenture or the terms of any agreement relating to Indebtedness for Borrowed Money.  The Committee shall notify the Holder within 90 days of the Board’s determination that the Company’s obligation to deliver payment for the Holder’s Restricted Stock has been suspended.  Beginning on the date on which the Board, in its sole discretion, determines that the payment would no longer result in the Company’s violation of its Indenture or any agreement relating to Indebtedness for Borrowed Money, the Company shall have 180 days to complete the repurchase described in this Section 9.1 by delivering payment for the Restricted Stock to the Holder.

9.2             If the Holder terminates the Holder’s employment with the Company (and its Subsidiaries) for any reason, and the Company’s Common Stock is not Publicly Traded,  then the Company shall have the right, but not the obligation to repurchase any or all of the Holder’s Restricted Stock that as of the date of such termination is vested.  The Company must notify the Holder within 90 days of the Holder’s termination that the Company will exercise its right to repurchase the Holder’s shares.  The purchase price paid by the Company shall be the fair Market Value of the Common Stock as of the date of the Holder’s termination of employment.  The Company must deliver such purchase price to the Holder within 180 days of the Company’s notification to the Holder of its intent to repurchase the shares.  Notwithstanding the foregoing, the Company’s obligation to deliver payment for shares of the Holder’s Restricted Stock that the Company has determined to purchase under this Section 9.2 shall be suspended, if the Board, in its sole discretion, determines that such payment would result in the Company’s violation of its Indenture or any agreement relating to Indebtedness for

Borrowed Money.  The Committee shall notify the Holder within 90 days of the Board’s determination that the Company’s obligation to deliver payment for the Holder’s Restricted Stock has been suspended.  Beginning with the date on which the Board, in its sole discretion, determines that the payment would no longer result in the Company’s violation of its Indenture or any agreement relating to Indebtedness for Borrowed Money, the Company shall have 180 days to complete the repurchase described in this Section 9.2 by delivering payment for the Restricted Stock to the Holder..

10.          Transferability

Except as provided below, Awards may not be pledged, assigned or transferred for any reason during the Holder’s lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited.  The Committee may grant Awards that are transferable by the Holder during his lifetime, but such Awards shall be transferable only to the extent specifically provided in an agreement entered into with the Holder.  The transferee of the Holder shall, in all cases, be subject to the Plan, the Securities Holders Agreement and the provisions of the Award Agreement between the Company and the Holder.

11.          General Provisions

11.1           Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any Employee any right to continued employment by the Company or any Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any Employee at any time.

11.2           For purposes of this Plan, a transfer of employment between the Company and its Subsidiaries shall not be deemed a termination of employment.

11.3           Holders shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award or the transfer of shares of Common Stock pursuant to this Plan.  Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes.  The Company shall, at the election of the Holder, have the right to retain the number of shares of Common Stock whose Fair Market Value equals the amount to be withheld in satisfaction of the applicable withholding taxes.

11.4           To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of Nevada and construed accordingly.